EXHIBIT 10.57
kolin
TAIWAN KOLIN CO., LTD
10FL,86,SEC,1 CHUNG CHING S.RD.
TAIPEI ,TAIWAN
June 16, 2005
Mr. James Li
Chief Executive Officer
Syntax Groups Corporation
20480 E. Business Parkway
City of Industry, CA 91789
Dear Mr. Li,
This letter is to confirm the following:
1.	Shipment terms between Taiwan Kolin, Co., LTD (“Kolin”) and Syntax Groups Corporation (“Syntax”) are DDP Syntax Warehouse(s), which means Delivered Duty Paid to Syntax’s warehouse(s) from the beginning invoice.

2.	Because the shipment terms are DDP, Kolin is liable for all duty payments.

3.	To expedite delivery to Syntax, Kolin has requested and Syntax has agreed to pay the duties on behalf of Kolin.

4.	Kolin agrees to allow Syntax to offset the duty payments made by Syntax on Kolin’s behalf against Syntax’s account payable balance with Kolin.

5.	Syntax will provide a summary of duty payments made on Kolin’s behalf on a monthly basis.
Sincerely,

/s/ Roger Kao Roger Kao
Taiwan Kolin Co., LTD

kolin
June 20, 2005
Mr. James Li
Chief Executive Officer
Syntax Groups Corporation
20480 East Business Parkway
City of Industry, CA91789
Dear Mr. Li,
ADDENDUM TO OUR LETTER DATED JUNE 16, 2005
This is the addendum to our letter dated June 16, 2005 to confirm our responsibility to indemnify all and any previous, current, pending and future litigations and claims in connection with duties levied by the U.S. Customs.
Yours sincerely,
For and on behalf of
Taiwan Kolin Company Limited

/s/ Roger Kao Roger Kao
Vice President